Exhibit 99.1

Exelon Contacts:	Paul Elsberg	JaCee Burnes
	Media Relations	Investor Relations
	312-394-7417	312-394-2948

First Solar Contacts:	Ted Meyer	David Brady
Media Relations 602-427-3318 ted.meyer@firstsolar.com	Vice President, Investor Relations
dbrady@firstsolar.com

Luke Fairborn

Director, Investor Relations
lucas.fairborn@firstsolar.com
Michelle Pereira

Manager, Investor Relations
michelle.pereira@firstsolar.com
602-414-9315

Antelope Valley Solar Ranch One Receives First Loan Advance

Exelon-owned solar photovoltaic project will be one of world’s largest

CHICAGO and TEMPE, Ariz. (April 5, 2012) – Exelon Corporation (NYSE: EXC) and First Solar, Inc. (Nasdaq: FSLR) today announced that the Antelope Valley Solar Ranch One project has received the first advance of a loan guaranteed by the U.S. Department of Energy’s Loan Programs Office, finalizing Exelon’s ownership of the project.

First Solar is constructing the 230-megawatt photovoltaic power project – one of the largest such projects in the world – in northern Los Angeles County and will operate and maintain the project for Exelon. As Exelon and First Solar previously announced, the first portion of the project is expected to come online in late 2012, with full operation planned for late 2013.

AV Solar Ranch One will generate enough electricity to power the equivalent of 75,000 average California homes – with no water use, no air emissions and no waste production – displacing approximately 140,000 metric tons of carbon emissions per year, the equivalent of taking approximately 30,000 cars off the road. The project has a 25-year power purchase agreement, approved by the California Public Utilities Commission, with Pacific Gas & Electric Company for the full output of the plant.

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About Exelon

Exelon Corporation is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to approximately 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Learn more at: www.exeloncorp.com.

About First Solar, Inc.

First Solar manufactures solar modules with an advanced semiconductor technology, and is a premier provider of comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating value-driven renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

Exelon Cautionary Statements Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s (Exelon) 2011Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group, Inc.’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

For First Solar Investors

As a result of this initial loan funding, First Solar’s potential repurchase obligation referred to in its September 30, 2011 Form 8-K is of no further force or effect, and First Solar expects to begin recognizing revenue from the project in the second quarter of 2012 in accordance with generally accepted accounting principles.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.